Exhibit 32

Written Statement of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of VIA NET.WORKS, Inc. (the “Company”), each hereby certifies that, to his knowledge on the date hereof:

(a) the Form 10-K of the Company for the year ended December 31, 2004 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(b) of the Securities Exchange Act of 1934; and

(b) the information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

/s/ Ray Walsh
Ray Walsh
Chief Executive Officer
April 26, 2005

/s/ Cameron Mackenzie
Cameron Mackenzie
Chief Financial Officer
April 26, 2005